UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011

DERYCZ SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53501 (Commission File Number)	11-3797644 (IRS Employer Identification No.)

1524 Cloverfield Blvd., Suite E Santa Monica, California (Address of principal executive offices)	90404 (Zip Code)

Registrant’s telephone number, including area code: (310) 477-0354

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to an agreement between Alan Urban, Derycz Scientific, Inc. (the “Company”) and Reprints Desk, Inc., a wholly owned subsidiary of the Company (“Reprints”), and an agreement between Richard McKilligan, the Company and Reprints is hereby incorporated in this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2011, the Company announced that Alan Urban, age 43, has assumed the role of Chief Financial Officer of the Company and of Reprints. The appointment of Mr. Urban as Chief Financial Officer was effective November 3, 2011. A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On November 3, 2011, Richard McKilligan resigned as Chief Financial Officer of the Company effective November 3, 2011. In connection with Mr. McKilligan’s resignation as Chief Financial Officer of the Company and Reprints, the Company, Reprints and Mr. McKilligan entered into a First Amendment to Agreement (the “Amendment”), attached hereto as Item 10.1, amending Mr. McKilligan's Executive Employment Agreement with the Company and Reprints dated July 1, 2010 (a copy of which is filed as exhibit 10.4 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2010). Pursuant to the Amendment, Mr. McKilligan will continue to hold the positions of Secretary and General Counsel of the Company and of Reprints. Mr. McKilligan’s salary for his service in those capacities has been adjusted to a rate of $100,000 per year, effective January 1, 2012.

On November 3, 2011, in connection with Mr. Urban’s appointment, the Company, Reprints and Mr. Urban entered into an Executive Employment Agreement (the “Urban Agreement”), which is attached hereto as Item 10.2. Pursuant to the Urban Agreement, Mr. Urban will serve as Chief Financial Officer of the Company and of Reprints. The Urban Agreement provides for a term of employment beginning on November 3, 2011 and ending on June 30, 2013, subject to earlier termination in accordance with the terms thereof. In consideration for his service as Chief Financial Officer of both companies, Mr. Urban will receive a base salary of $150,000 per year and will be eligible to receive bonuses at the discretion of the boards of directors of the Company and of Reprints. The Urban Agreement provides for severance benefits in an amount equal to three (3) months of his then-current base salary in the event that the Company terminates Mr. Urban’s employment; provided that no severance benefits will be payable if Mr. Urban’s employment is terminated for cause, by death or disability or by Mr. Urban.

Mr. Urban has served as a finance consultant for the Company since 2010.

Mr. Urban has previously served in numerous senior management positions, including: Vice President of Finance and Treasurer for Infotrieve, the company which our President and Chief Executive Officer, Peter Derycz, founded in 1989 and sold to a private equity firm in 2003; Chief Financial Officer of ReachLocal (RLOC), an internet marketing company that ranked #1 on Deloitte’s Tech Fast 500 and was the first Internet company since Google’s appearance in 2004 to be ranked #1; and Chief Financial Officer of a leading online poker company, where he led the global reorganization of the company and was responsible for positioning the company for listing on the London Stock Exchange. Mr. Urban has also held positions as an audit and tax manager in public accounting, and as an internal auditor. He holds a BS in Business, with a concentration in Accounting Theory and Practice, from California State University, Northridge and has been a Certified Public Accountant (currently inactive) since 1998.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Agreement among Reprints Desk, Inc., Derycz Scientific, Inc. and Richard McKilligan, dated November 3, 2011
10.2	Executive Employment Agreement among Reprints Desk, Inc., Derycz Scientific, Inc. and Alan Urban, dated November 3, 2011
99.1	Press release issued November 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERYCZ SCIENTIFIC, INC.

	By:	/s/ Peter Derycz
Peter Derycz
Chief Executive Officer
Dated: November 9, 2011